EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94224) of The Sports Authority 401(k) Savings and Profit Sharing Plan of our report dated June 24, 1998 appearing in this Form 11-K.


Price Waterhouse LLP

Fort Lauderdale, Florida
June 24, 1998